Exhibit 10.2

Barry Swanson
Suite 4 - 3750 Edgemont Blvd.
North Vancouver, BC
Canada, V7R 2P7

September 23, 2005

Lodge Bay Oil & Gas Corp.
Suite 4 - 3750 Edgemont Blvd.
North Vancouver, BC
Canada, V7R 2P7

Re: Personal loan from Barry Swanson to Lodge Bay Oil & Gas Corp.

The undersigned party acknowledges the following:

In order to facilitate entry into an agreement between Lodge Bay Oil & Gas Corp. (“the Company") and Odin Capital, Barry Swanson, President and Director of the Company, has agreed to loan the Company $107,962. Under the agreement with Odin Capital, which requires the Company to initially contribute $107,962 toward test drilling costs, the Company will acquire a 2% working interest in the "Leduc formation test well".

The loan will not be interest bearing, and is repayable upon demand three years from the date the agreement is entered.

    /s/   Barry Swanson
Barry Swanson, President and Director, Lodge Bay Oil & Gas Corp.